EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated October 19, 2004

CONTACT:

David Fry	Van Negris / Lexi Terrero
Senior Vice President and	Van Negris & Company, Inc.
Chief Financial Officer	(212) 626-6730
Flushing Financial Corporation
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Reports
2004 Third Quarter and Nine Months Ended Results

FLUSHING, NY -- October 19, 2004 -- Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced its results for the three and nine months ended September 30, 2004.

For the third quarter ended September 30, 2004, diluted earnings per share were $0.35, an increase of $0.04, or 12.9%, from the $0.31 earned in the comparable quarter a year ago. Net income for the third quarter of 2004 was $6.3 million, an increase of $0.7 million, or 13.4%, from the $5.5 million earned in the comparable quarter a year ago.

For the first nine months of 2004, diluted earnings per share were $0.97, an increase of $0.07, or 7.8%, from the $0.90 earned for the nine months ended September 30, 2003. Net income for the first nine months of 2004 was $17.6 million, an increase of $1.7 million, or 10.9%, from the $15.9 million earned during the nine months ended September 30, 2003.

The results for the nine months ended September 30, 2004 include a charge to earnings, recorded in the first quarter, of $1.1 million, $0.7 million on an after-tax basis or $0.04 per diluted share, relating to an adjustment of compensation expense for certain of the Company's restricted stock awards and supplemental retirement benefits to reflect that certain participants under these plans have reached, or are close to reaching, retirement eligibility, at which time such awards will be fully vested. Although this adjustment relates to prior periods, the amount of the charge attributable to any prior year would not have been material to the Company's financial condition or results of operations as reported for that year.

All prior year share and per share amounts in this release have been adjusted to reflect the Company's three-for-two common stock split in the form of a stock dividend on December 15, 2003.

Michael J. Hegarty, President and Chief Executive Officer stated: "The first nine months of 2004, while presenting a challenging interest-rate environment, produced strong results for Flushing Financial. We faced this challenge by continuing to implement the key initiatives of our strategic plan, which includes reducing our lower-yielding mortgage-backed securities portfolio and shifting these funds to the higher-yielding mortgage loan portfolio.

"Interest rates, having previously declined to their lowest levels in over forty years, began to rise during the second and third quarters. Short term rates have now increased approximately 75 basis points since the first quarter of 2004. Long term rates, after rising briefly, have returned to their levels at the beginning of the year. In an effort to meet the demands of the current interest rate environment, during the first three quarters of 2004, we remained focused on the origination of higher yielding mortgage loan products, increasing core deposits, and extending the maturity of our borrowings and depositors' certificates of deposit at today's rates.

"During the nine months ended September 30, 2004, total loans, net increased $191.2 million as originations totaled $379.8 million, focusing on higher yielding loan products. At September 30, 2004, loans in process totaled $174.1 million, compared to $210.6 million at September 30, 2003. While loans in process have declined from prior period levels, the demand remains strong for our loan products. We also reduced the level of mortgage-backed securities and other securities from their levels at December 31, 2003, investing these funds in higher yielding mortgage loans. We continued to attract deposits, which increased $107.3 million during the first nine months of the year.

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Flushing Financial Corporation
October 19, 2004
Page Two

"The result of this growth was a $6.3 million, or 14.4%, increase in net interest income in the first nine months of 2004 compared to the first nine months of 2003, as we achieved a net interest margin of 3.53% for the first nine months of 2004.

"Our continued strong capital position enabled us to increase our asset size and focus on shareholder value initiatives. During the first nine months of 2004, we continued our stock repurchase program and increased our quarterly dividend. During the third quarter of 2004, we paid a dividend of $0.09 per common share, an increase of 22.7% from the third quarter of 2003. In addition, during the third quarter we announced a new stock repurchase program under which we intend to purchase 1,000,000 shares.

"We remain committed to a path of structured and orderly growth, and continued expansion of the financial services we offer to our customers. We plan to remain focused on the origination of higher-yielding one-to-four family mixed-use property mortgage loans, multi-family residential mortgage loans, and commercial real estate loans. At the same time, we will continue our increased focus on fee-based products.

"Above all, we continue to strive to optimize our shareholders' return on their investment."

Earnings Summary -- Three Months Ended September 30, 2004

Net interest income for the three months ended September 30, 2004 increased $1.7 million, or 11.0%, to $16.9 million from $15.2 million for the three months ended September 30, 2003. This increase in net interest income is primarily due to a $181.3 million increase in the average balance of interest-earning assets, as the net interest spread was 3.33% for the three months ended September 30, 2004, the same as that for the three months ended September 30, 2003. The yield on interest-earning assets declined 22 basis points to 6.27% for the three months ended September 30, 2004 from 6.49% in the three months ended September 30, 2003, while the cost of funds declined 22 basis points to 2.94% for the three months ended September 30, 2004 from 3.16% for the three months ended September 30, 2003. These decreases were primarily due to the declining interest rate environment experienced during the past three years, the effect of which further lowered the yield on assets and the cost of funds in 2004 from their levels in 2003. However, short term rates have now increased approximately 75 basis points since the first quarter of 2004. Long term rates, after rising briefly, have returned to their levels at the beginning of the year. The yield on mortgage loans reflects the high refinancing activity that has occurred during the first nine months of 2004 and the previous two years. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease in the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $194.0 million, while the average balance of the lower-yielding mortgage-backed securities portfolio decreased $18.8 million. This reflects the Bank's current strategy of moving funds from the lower-yielding mortgage-backed securities portfolio to the higher-yielding mortgage loan portfolio. The net interest margin for the three months ended September 30, 2004 improved to 3.53% from 3.51% for the three months ended September 30, 2003, due to an increase of $28.1 million in the amount by which interest-earning assets exceeded interest-bearing liabilities for the three months ended September 30, 2004 compared to the three months ended September 30, 2003. However, the net interest margin of 3.53% for the three months ended September 30, 2004 is the same as that for the three months ended June 30, 2004.

Non-interest income for the three months ended September 30, 2004 was $1.5 million, a decrease of $0.1 million from the $1.7 million for the three months ended September 30, 2003. This decrease is attributable to the reduction in dividends received on Federal Home Loan Bank of New York ("FHLB-NY") stock, which decreased $0.2 million for the three months ended September 30, 2004 from the three months ended September 30, 2003.

Non-interest expense was $8.1 million for the three months ended September 30, 2004, an increase of $0.2 million, or 2.8%, from $7.9 million for the three months ended September 30, 2003. The increase from the prior year period is primarily attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers, including increases in personnel to provide these services, and, in the fourth quarter of 2003, the opening of a new branch in Astoria, Queens. Management continues to monitor expenditures resulting in efficiency ratios of 44.3% and 47.1% for the three months ended September 30, 2004 and 2003, respectively.

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Flushing Financial Corporation
October 19, 2004
Page Three

Return on average equity was 16.6% for the three months ended September 30, 2004 compared to 16.3% for the three months ended September 30, 2003. Return on average assets was 1.2% for the three months ended September 30, 2004, the same as that for the three months ended September 30, 2003.

Earnings Summary -- Nine Months Ended September 30, 2004

Net interest income for the nine months ended September 30, 2004 increased $6.3 million, or 14.4%, to $50.1 million from $43.8 million in the nine months ended September 30, 2003. This increase in net interest income is primarily due to a $231.6 million increase in the average balance of interest-earning assets, and a 3 basis point increase in the net interest spread. The yield on interest-earning assets declined 43 basis points to 6.25% for the nine months ended September 30, 2004 from 6.68% in the nine months ended September 30, 2003, while the cost of funds declined 46 basis points to 2.89% for the nine months ended September 30, 2004 from 3.35% for the nine months ended September 30, 2003. These decreases were primarily due to the declining interest rate environment experienced during the past three years, the effect of which further lowered the yield on assets and the cost of funds in 2004 from their levels in 2003. However, short term rates have now increased approximately 75 basis points since the first quarter of 2004. Long term rates, after rising briefly, have returned to their levels at the beginning of the year. The yield on mortgage loans reflects the high refinancing activity that has occurred during the first nine months of 2004 and the previous two years. The Bank's existing borrowers have been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease in the yield of the mortgage portfolio. This decrease has been partially offset by prepayment penalties that have been collected. The average balance of the higher-yielding mortgage loan portfolio increased $160.7 million, while the average balance of the lower-yielding mortgage-backed securities portfolio increased $63.2 million. This increase in the average balance of the mortgage-backed securities portfolio, while increasing net interest income, reduced the yield on total interest-earning assets. The Bank's current strategy is to reduce the lower-yielding mortgage-backed securities portfolio and shift these funds to the higher-yielding mortgage loan portfolio. The net interest margin for the nine months ended September 30, 2004 improved to 3.53% from 3.52% for the nine months ended September 30, 2003 due to the increase in the net interest spread and an increase of $24.9 million in the amount by which average interest-earning assets exceeded average interest-bearing liabilities, partially offset by the increase in the average balance of interest-earning assets.

Non-interest income for the nine months ended September 30, 2004 decreased $0.3 million, or 6.0%, to $4.6 million from $4.9 million for the comparable 2003 period. Loan fees and banking services fees increased $0.3 million for the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003. This was more than offset by the reduction in dividends on Federal Home Loan Bank of New York ("FHLB-NY") stock, which decreased $0.6 million for the nine months ended September 30, 2004 from the nine months ended September 30, 2003.

Non-interest expense was $25.9 million for the first nine months of 2004, an increase of $2.9 million, or 12.5%, from $23.1 million for the first nine months of 2003. Salaries and employee benefits and other operating expenses increased $0.9 million and $0.2 million, respectively, as a result of the adjustment to amortization of compensation expense for certain of the Company's restricted stock awards and supplemental retirement benefits during the first quarter of 2004. In addition, the second quarter of 2004 included the expensing of certain restricted stock unit awards at the time of grant as the participants have no risk of forfeiture, and increased professional service fees due to costs incurred to comply with the Sarbanes-Oxley Act. The remaining increase from the prior year period is primarily attributable to the Bank's continued focus on expanding its current product offerings to enhance its ability to serve its customers, including increases in personnel to provide these services, and, in the fourth quarter of 2003, the opening of a new branch in Astoria, Queens. Management continues to monitor expenditures resulting in an efficiency ratio of 47.4% and 47.3% for the nine-month periods ended September 30, 2004 and 2003, respectively.

Return on average equity was 15.7% for the nine months ended September 30, 2004, the same as that for the nine months ended September 30, 2003. Return on average assets was 1.2% for the nine months ended September 30, 2004, the same as that for the nine months ended September 30, 2003.

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Flushing Financial Corporation
October 19, 2004
Page Four

Balance Sheet Summary

At September 30, 2004, total assets were $2,038.0 million, an increase of $127.2 million from December 31, 2003. Total loans, net increased $191.2 million during the nine months ended September 30, 2004 to $1,460.7 million from $1,269.5 million at December 31, 2003.

The following table shows loan originations and purchases for the periods indicated.

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2004	2003	2004	2003
	(in thousands)
Multi-family residential	$58,053	$39,120	$158,058	$124,435
Commercial real estate	22,436	28,613	71,384	72,254
One-to-four family - mixed-use property	36,454	22,855	104,186	58,382
One-to-four family - residential	6,501	3,511	14,743	15,166
Construction	8,846	3,304	19,163	12,792
Co-operative apartment	75	—	302	35
Commercial business and other loans	3,894	2,004	11,916	7,656

Total	$136,259	$99,407	$379,752	$290,720

As the Company continues to increase its loan portfolio, management continues to adhere to the Bank's strict underwriting standards. As a result, the Company has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $4.5 million at September 30, 2004 compared to $0.7 million at December 31, 2003 and $1.7 million at September 30, 2003. The increase in non-performing assets at September 30, 2004 is attributed to two mortgages secured by commercial properties. The borrower is negotiating the sale of these properties, which is expected to occur during the fourth quarter of 2004. The Company believes it has a secure position in these two loans, and does not anticipate a significant loss, if any, will be incurred. Total non-performing assets as a percentage of total assets were 0.22% at September 30, 2004, 0.04% at December 31, 2003, and 0.09% at September 30, 2003. The ratio of allowance for loan losses to total non-performing loans was 146% at September 30, 2004 compared to 961% at December 31, 2003 and 387% at September 30, 2003.

During the first nine months of 2004, mortgage-backed securities decreased $58.4 million to $421.0 million, while other securities decreased $14.9 million to $41.4 million. As these securities repaid, the funds have been reinvested in higher-yielding mortgage loans. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities. At September 30, 2004, loans in process totaled $174.1 million.

Total liabilities increased $117.5 million to $1,881.5 million at September 30, 2004 from $1,764.0 million at December 31, 2003. Due to depositors increased $107.3 million as certificate of deposit accounts increased $97.8 million while lower costing core deposits increased $9.5 million. Borrowed funds decreased $3.4 million during the nine months ended September 30, 2004, as asset growth was funded by deposit growth.

Total stockholders' equity increased $9.7 million to $156.4 million at September 30, 2004 from $146.8 million at December 31, 2003. Net income of $17.6 million for the nine months ended September 30, 2004 was partially offset by $7.9 million in treasury shares purchased through the Company's stock repurchase programs, a net after-tax decrease of $1.5 million in the market value of securities available for sale, and $4.6 million in cash dividends paid during the nine month period. In addition, the exercise of stock options increased stockholders' equity by $5.1 million, including the income tax benefit realized by the Company upon the exercise of stock options. Book value per share was $8.16 at September 30, 2004 compared to $7.61 per share at December 31, 2003 and $7.34 per share at September 30, 2003.

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Flushing Financial Corporation
October 19, 2004
Page Five

Under its stock repurchase programs, the Company repurchased 448,600 shares during the nine months ended September 30, 2004, at a total cost of $7.9 million, or an average of $17.67 per share. During the third quarter of 2004, the Company announced the approval of a new stock repurchase program authorizing the purchase of an additional 1,000,000 shares. At September 30, 2004, 991,350 shares remain to be repurchased under the current stock repurchase program. Through September 30, 2004, the Company had repurchased approximately 46% of the common shares issued in connection with the Company's initial public offering at a cost of $107.8 million.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through eleven banking offices located in Queens, Brooklyn, Manhattan, Bronx and Nassau County. The Bank has taken steps to close the banking office located in the Bronx during the fourth quarter of 2004. Upon completion, this closing will reduce the number of branches to ten, and the deposits held at this location will be transferred to the main branch in Flushing, Queens. The Company does not anticipate that the closing of this branch will have a material effect on its financial condition or operating results.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at http://www.flushingsavings.com.

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Flushing Financial Corporation
October 19, 2004
Page Six

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands)
(Unaudited)

	September 30,	December 31,
	2004	2003
ASSETS
Cash and due from banks	$14,096	$20,300
Federal funds sold	13,000	—
Securities available for sale:
Mortgage-backed securities	421,005	479,393
Other securities	41,406	56,316
Loans:
Multi-family residential	618,019	541,837
Commercial real estate	329,026	290,332
One-to-four family - mixed-use property	308,871	226,225
One-to-four family - residential	160,609	178,474
Co-operative apartments	3,203	3,729
Construction	29,754	23,622
Small Business Administration	5,121	4,931
Commercial business and other	8,480	4,894
Net unamortized premiums and unearned loan fees	4,173	2,030
Allowance for loan losses	(6,546)	(6,553)

Net loans	1,460,710	1,269,521
Interest and dividends receivable	8,991	8,647
Real estate owned, net	—	—
Bank premises and equipment, net	7,186	6,380
Federal Home Loan Bank of New York stock	21,761	24,462
Goodwill	3,905	3,905
Other assets	45,916	41,827

Total assets	$2,037,976	$1,910,751

LIABILITIES
Due to depositors:
Non-interest bearing	$48,979	$41,397
Interest bearing:
Certificate of deposit accounts	691,602	593,760
Passbook savings accounts	216,420	216,988
Money market accounts	263,852	263,621
NOW accounts	45,030	42,809

Total interest-bearing deposits	1,216,904	1,117,178
Mortgagors' escrow deposits	20,772	11,334
Borrowed funds	574,743	578,142
Other liabilities	20,130	15,938

Total liabilities	1,881,528	1,763,989

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized)	—	—
Common stock ($0.01 par value; 40,000,000 shares authorized;19,456,696 issued and 19,183,119 outstanding at September 30, 2004; 19,290,601 shares issued and outstanding at December 31, 2003	195	193
Additional paid-in capital	36,069	32,783
Treasury stock (273,577 shares and none at September 30, 2004 and December 31, 2003, respectively)	(4,503)	—
Unearned compensation	(5,001)	(7,373)
Retained earnings	130,711	120,683
Accumulated other comprehensive income (loss), net of taxes	(1,023)	476

Total stockholders' equity	156,448	146,762

Total liabilities and stockholders' equity	$2,037,976	$1,910,751

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Flushing Financial Corporation
October 19, 2004
Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	For the three		For the nine
	months ended September 30,		months ended September 30,
	2004	2003	2004	2003
Interest and dividend income
Interest and fees on loans	$25,077	$23,460	$72,923	$69,687
Interest and dividends on securities:
Interest	4,800	4,552	15,385	13,255
Dividends	84	79	256	169
Other interest income	61	34	124	151

Total interest and dividend income	30,022	28,125	88,688	83,262

Interest expense
Deposits	7,247	6,694	21,194	20,703
Other interest expense	5,903	6,233	17,350	18,727

Total interest expense	13,150	12,927	38,544	39,430

Net interest income	16,872	15,198	50,144	43,832
Provision for loan losses	--	--	--	--

Net interest income after
Provision for loan losses	16,872	15,198	50,144	43,832

Non-interest income
Other fee income	911	871	2,753	2,498
Net gain on sales of loans held for sale	47	76	227	246
Net gain (loss) on sales of securities	5	25	(11)	6
Other income	565	690	1,650	2,165

Total non-interest income	1,528	1,662	4,619	4,915

Non-interest expense
Salaries and employee benefits	4,114	4,017	13,620	11,949
Occupancy and equipment	931	799	2,575	2,205
Professional services	791	758	2,491	2,134
Data processing	465	530	1,468	1,350
Depreciation and amortization	371	322	1,096	872
Other operating expenses	1,470	1,496	4,690	4,551

Total non-interest expense	8,142	7,922	25,940	23,061

Income before income taxes	10,258	8,938	28,823	25,686

Provision for income taxes
Federal	2,969	2,620	8,580	7,637
State and local	1,032	801	2,661	2,188

Total taxes	4,001	3,421	11,241	9,825

Net income	$6,257	$5,517	$17,582	$15,861

Basic earnings per share (1)	$0.36	$0.32	$1.01	$0.93
Diluted earnings per share (1)	$0.35	$0.31	$0.97	$0.90

(1) Per share information for 2003 is restated to reflect the Company's three-for-two common stock split paid in the form of a stock dividend on December 15, 2003.

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Flushing Financial Corporation
October 19, 2004
Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in Thousands Except Per Share Data)
(Unaudited)

	At or for the three months				At or for the nine months
	ended September 30,				ended September 30,
	2004		2003		2004		2003
Per Share Data (1)
Basic earnings per share	$0.36		$0.32		$1.01		$0.93
Diluted earnings per share	$0.35		$0.31		$0.97		$0.90
Average number of shares outstanding for:
Basic earnings per share computation	17,457,372		17,104,224		17,424,392		16,984,695
Diluted earnings per share computation	18,050,891		17,815,413		18,097,437		17,698,168
Book value per share based on 19,183,119 and 19,119,894 shares outstanding at September 30, 2004 and 2003, respectively)	$8.16		$7.34		$8.16		$7.34
Average Balances
Total loans, net	$1,416,897		$1,217,999		$1,358,815		$1,195,365
Total interest-earning assets	1,914,322		1,732,984		1,892,299		1,660,740
Total assets	2,007,404		1,843,167		1,987,904		1,771,259
Total due to depositors	1,187,661		1,074,204		1,171,309		1,040,012
Total interest-bearing liabilities	1,791,283		1,638,079		1,775,636		1,568,927
Stockholders' equity	151,021		135,519		149,579		134,708
Performance Ratios (2)
Return on average assets	1.25%		1.20%		1.18%		1.19%
Return on average equity	16.57		16.28		15.67		15.70
Yield on average interest-earning assets	6.27		6.49		6.25		6.68
Cost of average interest-bearing liabilities	2.94		3.16		2.89		3.35
Interest rate spread during period	3.33		3.33		3.36		3.33
Net interest margin	3.53		3.51		3.53		3.52
Non-interest expense to average assets	1.62		1.72		1.74		1.74
Efficiency ratio	44.26		47.06		47.36		47.31
Average interest-earning assets to average interest-bearing liabilities	1.07	x	1.06	x	1.07	x	1.06	x

(1) Per share information for 2003 is restated to reflect the Company's three-for-two common stock split paid in the form of a stock dividend on December 15, 2003.

(2) Ratios for the quarters and nine months ended September 30, 2004 and 2003 are presented on an annualized basis.

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Flushing Financial Corporation
October 19, 2004
Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

	At or for the nine	At or for the year
	months ended	ended
	September 30, 2004	December 31, 2003
Selected Financial Ratios and Other Data
Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.67%	8.00%
Leverage and core capital (minimum requirement = 3%)	7.67	8.00
Total risk-based capital (minimum requirement = 8%)	13.87	15.12
Capital ratios:
Average equity to average assets	7.52%	7.57%
Equity to total assets	7.68	7.68
Asset quality:
Non-performing loans	$4,491	$682
Non-performing assets	4,491	682
Net (recoveries) charge-offs	7	28
Asset Quality Ratios:
Non-performing loans to gross loans	0.31%	0.05%
Non-performing assets to total assets	0.22	0.04
Allowance for loan losses to gross loans	0.45	0.51
Allowance for loan losses to total non-performing assets	145.76	960.86
Allowance for loan losses to total non-performing loans	145.76	960.86
Full-service customer facilities	11	11

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Flushing Financial Corporation
October 19, 2004
Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Three Months Ended September 30,
	2004				2003
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net(1)	$1,402,672	$24,868	7.09%		$1,208,638	$23,328	7.72%
Other loans, net(1)	14,225	209	5.88		9,361	132	5.64

Total loans, net	1,416,897	25,077	7.08		1,217,999	23,460	7.70

Mortgage-backed securities	432,856	4,507	4.16		451,649	4,242	3.76
Other securities	44,390	377	3.40		47,188	389	3.30

Total securities	477,246	4,884	4.09		498,837	4,631	3.71

Interest-earning deposits and federal funds sold	20,179	61	1.21		16,148	34	0.84

Total interest-earning assets	1,914,322	30,022	6.27		1,732,984	28,125	6.49

Other assets	93,082				110,183

Total assets	$2,007,404				$1,843,167

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$219,083	275	0.50		$220,425	310	0.56
NOW accounts	43,839	54	0.49		40,995	57	0.56
Money market accounts	262,651	1,093	1.66		238,919	1,135	1.90
Certificate of deposit accounts	662,088	5,812	3.51		573,865	5,179	3.61

Total due to depositors	1,187,661	7,234	2.44		1,074,204	6,681	2.49
Mortgagors' escrow accounts	18,062	13	0.29		11,921	13	0.44

Total deposits	1,205,723	7,247	2.40		1,086,125	6,694	2.47
Borrowed funds	585,560	5,903	4.03		551,954	6,233	4.52

Total interest-bearing liabilities	1,791,283	13,150	2.94		1,638,079	12,927	3.16

Non-interest bearing deposits	46,616				37,048
Other liabilities	18,484				32,521

Total liabilities	1,856,383				1,707,648
Equity	151,021				135,519

Total liabilities and equity	$2,007,404				$1,843,167

Net interest income/net interest rate spread		$16,872	3.33%			$15,198	3.33%

Net interest-earning assets/ net interest margin	$123,039		3.53%		$94,905		3.51%

Ratio of interest-earning assets to interest-bearing liabilities			1.07	x			1.06	x

(1)    Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately
        $1.6 million and $1.4 million for each of the three-month periods ended
        September 30, 2004 and 2003, respectively.

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Flushing Financial Corporation
October 19, 2004
Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in Thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2004				2003
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost

Assets
Interest-earning assets:
Mortgage loans, net(2)	$1,347,379	$72,401	7.16%		$1,186,687	$69,276	7.78%
Other loans, net(2)	11,436	522	6.09		8,678	411	6.31

Total loans, net	1,358,815	72,923	7.16		1,195,365	69,687	7.77

Mortgage-backed securities	459,637	14,210	4.12		396,402	12,179	4.10
Other securities	56,755	1,431	3.36		49,307	1,245	3.37

Total securities	516,392	15,641	4.04		445,709	13,424	4.02

Interest-earning deposits and federal funds sold	17,092	124	0.97		19,666	151	1.02

Total interest-earning assets	1,892,299	88,688	6.25		1,660,740	83,262	6.68

Other assets	95,605				110,519

Total assets	$1,987,904				$1,771,259

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$218,828	819	0.50		$217,407	1,339	0.82
NOW accounts	43,340	162	0.50		39,754	203	0.68
Money market accounts	283,922	3,869	1.82		218,534	3,448	2.10
Certificate of deposit accounts	625,219	16,307	3.48		564,317	15,664	3.70

Total due to depositors	1,171,309	21,157	2.41		1,040,012	20,654	2.65
Mortgagors' escrow accounts	19,494	37	0.25		14,243	49	0.46

Total deposits	1,190,803	21,194	2.37		1,054,255	20,703	2.62
Borrowed funds	584,833	17,350	3.96		514,672	18,727	4.85

Total interest-bearing liabilities	1,775,636	38,544	2.89		1,568,927	39,430	3.35

Non-interest bearing deposits	44,317				35,503
Other liabilities	18,372				32,121

Total liabilities	1,838,325				1,636,551
Equity	149,579				134,708

Total liabilities and equity	$1,987,904				$1,771,259

Net interest income/net interest rate spread		$50,144	3.36%			$43,832	3.33%

Net interest-earning assets/ net interest margin	$116,663		3.53%		$91,813		3.52%

Ratio of interest-earning assets to interest-bearing liabilities			1.07	x			1.06	x

(2)    Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately
        $3.8 million and $3.1 million for each of the nine-month periods ended
        September 30, 2004 and 2003, respectively.

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